Exhibit 99.1

ENDO REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	First quarter revenues of $714 million

•	First quarter reported $0.85 diluted (GAAP) EPS from continuing operations and $1.17 adjusted diluted EPS from continuing operations

•	U.S. Branded Pharmaceuticals first quarter revenues increase of 21 percent primarily attributable to the acquisition of Auxilium Pharmaceuticals

•	U.S. Generic Pharmaceuticals continues strong growth in first quarter with 68 percent revenue increase over first quarter 2014

•	International Pharmaceuticals first quarter results on-track and aligned with Company expectations

•	Affirms revenue guidance from continuing operations and raises adjusted diluted EPS from continuing operations guidance for full year 2015
DUBLIN, May 11, 2015-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported first quarter 2015 financial results, including:

•	Revenues of $714 million, a 52 percent increase compared to first quarter 2014 revenues of $471 million, including new product revenue from 2014 and 2015 strategic M&A transactions.

•	Reported income from continuing operations of $150 million compared to a first quarter 2014 reported loss from continuing operations of $47 million.

•	Adjusted income from continuing operations of $207 million, a 91 percent increase compared to first quarter 2014 adjusted income from continuing operations of $108 million.

•	Reported diluted EPS from continuing operations of $0.85 compared to first quarter 2014 reported loss per share from continuing operations of $0.37.

•	Adjusted diluted earnings per share from continuing operations of $1.17 compared to first quarter 2014 adjusted diluted earnings per share from continuing operations of $0.75.
“We continued to make progress during the first quarter towards achieving a number of our strategic priorities for the year,” said Rajiv De Silva, President and CEO of Endo. “Our diversified business helped us deliver strong financial results for the quarter and helps provide the flexibility to re-invest and re-deploy capital to drive growth. We are excited about our new commercial opportunities in U.S. Branded Pharmaceuticals with the recent addition of the Auxilium portfolio and the launch of NatestoTM Testosterone Nasal Gel. We also believe that we have attractive development opportunities to support further organic growth across each of our business units.”

FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	1st Quarter
	2015	2014	Change
Total Revenues	$714,128	$470,842	52%
Reported Income (Loss) from Continuing Operations	$150,492	$(47,401)	NM
Reported Diluted Income (Loss) per Share from Continuing Operations	$0.85	$(0.37)	NM
Adjusted Income from Continuing Operations	$207,360	$108,477	91%
Adjusted Diluted Weighted Average Shares	176,825	145,361	22%
Adjusted Diluted EPS from Continuing Operations	$1.17	$0.75	56%
U.S. BRANDED PHARMACEUTICALS
During first quarter 2015 the U.S. Branded Pharmaceuticals business unit largely completed the integration of Auxilium Pharmaceuticals. The Company believes that the addition of Auxilium's approved products and substantial research and development (R&D) portfolio will support the segment's near-term organic growth objectives.

First quarter 2015 U.S. Branded Pharmaceuticals results include:

•	Revenues of $285 million, a 21 percent increase compared to first quarter 2014, primarily attributable to the strategic addition of Auxilium Pharmaceuticals.

•	Net sales of OPANA® ER decreased less than 1 percent compared to first quarter 2014, attributable to lower brand demand due to generic competition that was largely offset by improved pricing.

•	Net sales of Voltaren® Gel increased 21 percent compared to first quarter 2014, primarily attributable to demand growth.
U.S. GENERIC PHARMACEUTICALS
The U.S. Generic Pharmaceuticals business unit remains focused on manufacturing, quality and R&D to support its organic growth objectives. For full-year 2015 Endo continues to expect strong double-digit revenue growth for this segment compared to 2014 results.

First quarter 2015 U.S. Generic Pharmaceuticals results include:

•	Product net sales of $357 million, a 68 percent increase compared to first quarter 2014, primarily attributable to underlying growth of 39 percent in the existing business. Underlying growth excludes revenues from acquisitions for the first twelve months after closing, as well as sales of the Authorized Generic (AG) version of LIDODERM®. Total growth benefited from the addition of sales from Boca Pharmacal and DAVA Pharmaceuticals following the close of those acquisitions in February 2014 and August 2014, respectively, as well as sales of the AG version of LIDODERM®, which launched in May 2014.
INTERNATIONAL PHARMACEUTICALS
Endo is focused on expanding its International Pharmaceuticals business unit and further diversifying the Company's financial profile.

First quarter 2015 International Pharmaceuticals results include:

•	Sales of $73 million, attributable to Paladin Labs, inclusive of Litha Group, acquired February 2014 and product sales by Grupo Farmaceutico Somar, acquired July 2014.

2015 Financial Guidance
For the full twelve months ended December 31, 2015, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.90 billion and $3.00 billion;

•	Reported (GAAP) diluted earnings per share (EPS) from continuing operations now expected to be between $1.70 and $1.90 compared to $2.73 and $2.93 previously; and

•	Adjusted diluted EPS from continuing operations now expected to be between $4.40 and $4.60 compared to $4.35 and $4.55 previously.
The Company’s 2015 financial guidance is based on the following assumptions:

•	Adjusted gross margin of between 64 percent and 65 percent;

•	Adjusted operating expenses as a percentage of revenues to be between 23 percent and 24 percent;

•	Adjusted interest expense of approximately $310 million;

•	Adjusted effective tax rate of between 13 percent and 14 percent; and

•	Adjusted diluted earnings per share from continuing operations assume full year adjusted diluted shares outstanding of approximately 180 million.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 9:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the conference number is 34236444. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from May 11, 2015 at 12:00 p.m. ET until 11:59 p.m. ET on May 25, 2015 by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International) and entering the conference number is 34236444.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on May 25, 2015. The replay may be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended March 31, 2015 and 2014 (in thousands, except per share data):

Three Months Ended March 31, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$714,128	$—		$714,128

COSTS AND EXPENSES:
Cost of revenues	384,266	(135,789)	(1)	248,477
Selling, general and administrative	211,578	(79,410)	(2)	132,168
Research and development	17,897	(2,063)	(3)	15,834
Litigation-related and other contingencies, net	13,000	(13,000)	(4)	—
Asset impairment charges	7,000	(7,000)	(5)	—
Acquisition-related and integration items	34,640	(34,640)	(6)	—
OPERATING INCOME	$45,747	$271,902		$317,649
INTEREST EXPENSE, NET	73,139	(1,379)	(7)	71,760
LOSS ON EXTINGUISHMENT OF DEBT	980	(980)	(8)	—
OTHER INCOME, NET	(11,995)	10,134	(9)	(1,861)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(16,377)	$264,127		$247,750
INCOME TAX (BENEFIT) EXPENSE	(166,869)	207,259	(10)	40,390
INCOME FROM CONTINUING OPERATIONS	$150,492	$56,868		$207,360
DISCONTINUED OPERATIONS, NET OF TAX	(226,210)	246,865	(11)	20,655
CONSOLIDATED NET (LOSS) INCOME	$(75,718)	$303,733		$228,015
Less: Net income attributable to noncontrolling interests	—	—		—
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(75,718)	$303,733		$228,015
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.85			$1.17
Discontinued operations	(1.28)			0.12
DILUTED (LOSS) EARNINGS PER SHARE	$(0.43)			$1.29
DILUTED WEIGHTED AVERAGE SHARES	176,825			176,825
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $95,269, a fair value step-up in inventory of $37,554, certain excess costs that will be eliminated pursuant to integration plans of $2,362 and accruals for milestone payments to partners of $604.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $41,807 and a charge of $37,603 related to the acceleration of Auxilium employee equity awards at closing.

(3)	To exclude milestone payments to partners of $2,063.

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs, primarily associated with the Auxilium acquisition.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)	To exclude a net loss on extinguishment of debt in connection with note repurchase activity.

(9)
To exclude the foreign currency impact related to the re-measurement of intercompany debt instruments of $(21,090), costs associated with unused financing commitments of $11,810 and other miscellaneous income of $(854).

(10)
Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude approximately $159,700 of tax benefit resulting from the expected realization of deferred tax assets in the foreseeable future related to certain components of our AMS business, which was listed as held for sale during the first quarter of 2015.

(11)
Primarily to exclude certain items related to the AMS businesses, reported as Discontinued operations, net of tax, including an impairment charge of $222,753 based on the estimated fair values of the underlying businesses being sold, less the costs to sell.

Three Months Ended March 31, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$470,842	$—		$470,842

COSTS AND EXPENSES:
Cost of revenues	212,679	(43,406)	(1)	169,273
Selling, general and administrative	160,066	(58,994)	(2)	101,072
Research and development	30,946	(10,076)	(3)	20,870
Acquisition-related and integration items	45,269	(45,269)	(4)	—
OPERATING INCOME	$21,882	$157,745		$179,627
INTEREST EXPENSE, NET	53,392	(5,969)	(5)	47,423
LOSS ON EXTINGUISHMENT OF DEBT	9,596	(9,596)	(6)	—
OTHER INCOME, NET	(6,408)	—		(6,408)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(34,698)	$173,310		$138,612
INCOME TAX EXPENSE	12,703	17,432	(7)	30,135
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(47,401)	$155,878		$108,477
DISCONTINUED OPERATIONS, NET OF TAX	(385,877)	415,099	(8)	29,222
CONSOLIDATED NET (LOSS) INCOME	$(433,278)	$570,977		$137,699
Less: Net income attributable to noncontrolling interests	3,634	—		3,634
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(436,912)	$570,977		$134,065
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(0.37)			$0.75
Discontinued operations	(3.04)			0.17
DILUTED (LOSS) EARNINGS PER SHARE	$(3.41)			$0.92
DILUTED WEIGHTED AVERAGE SHARES	128,135			145,361
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $39,670, a step-up in inventory of $3,581 and accruals for milestone payments to partners of $155.

(2)
To exclude adjustments to accruals for certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $(1,006) and accruals for excise tax payments of $60,000.

(3)
To exclude milestone payments to partners of $11,000 and adjustments to accruals for certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $(924).

(4)	To exclude acquisition and integration costs, primarily associated with the Paladin and Boca acquisitions.

(5)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(6)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt upon our refinancing of our term loan indebtedness.

(7)	Primarily to reflect the cash tax savings from our acquisitions and dispositions and the tax effect of the pre-tax adjustments above at applicable tax rates.

(8)	To exclude certain items related to the AMS and HealthTronics businesses, reported as Discontinued operations, net of tax.

Non-GAAP adjusted net income and its components and Non-GAAP adjusted diluted earnings per share amounts are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2015

	Year Ending
	December 31, 2015
Projected GAAP diluted income per ordinary share	$1.70	To	$1.90
Upfront and milestone-related payments to partners	0.34		0.34
Amortization of commercial intangible assets, fair value inventory step-up and certain excess costs that will be eliminated pursuant to integration plans	3.37		3.37
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans	0.83		0.83
Charges for litigation and other legal matters	0.07		0.07
Interest expense adjustment for non-cash interest related to our 1.75% Convertible Senior Subordinated Notes and other treasury related items	0.01		0.01
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(1.92)		(1.92)
Diluted adjusted income per ordinary share guidance	$4.40	To	$4.60
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of May 11, 2015.

About Endo International plc
Endo International plc is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three months ended March 31, 2015 and 2014:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended March 31,		Percent Growth
	2015	2014
U.S. Branded Pharmaceuticals:
Pain:
LIDODERM®	$25,160	$33,080	(24)%
OPANA® ER	46,859	46,953	—%
PERCOCET®	36,299	28,980	25%
Voltaren® Gel	45,471	37,559	21%
	$153,789	$146,572	5%
Urology Retail:
FORTESTA® GEL, including Authorized Generic	$14,490	$11,143	30%
TESTIM®, including Authorized Generic	9,429	—	NM
	$23,919	$11,143	115%
Specialty:
SUPPRELIN® LA	$16,282	$13,757	18%
XIAFLEX®	27,966	—	NM
	$44,248	$13,757	222%
Branded Other Revenues	62,026	22,933	170%
Royalty and Other Revenues	525	39,760	(99)%
Total U.S. Branded Pharmaceuticals	$284,507	$234,165	21%
Total U.S. Generic Pharmaceuticals	356,962	211,855	68%
Total International Pharmaceuticals	72,659	24,822	193%
Total Revenue	$714,128	$470,842	52%

The following table presents unaudited condensed consolidated Balance Sheet data at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$377,461	$408,753
Restricted cash and cash equivalents	534,162	530,930
Accounts receivable	1,235,383	1,126,078
Inventories, net	611,401	423,321
Assets held for sale	1,693,594	1,937,864
Other assets	875,868	653,315
Total current assets	$5,327,869	$5,080,261
TOTAL NON-CURRENT ASSETS	8,817,808	5,829,355
TOTAL ASSETS	$14,145,677	$10,909,616
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,139,392	$2,890,143
Liabilities held for sale	99,112	103,024
Other current liabilities	203,516	155,959
Total current liabilities	$3,442,020	$3,149,126
LONG-TERM DEBT, LESS CURRENT PORTION, NET	5,386,547	4,202,356
OTHER LIABILITIES	1,177,394	1,149,921
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$4,139,598	$2,374,757
Noncontrolling interests	118	33,456
Total shareholders’ equity	$4,139,716	$2,408,213
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,145,677	$10,909,616

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Consolidated net loss	$(75,718)	$(433,278)
Adjustments to reconcile consolidated Net loss to Net cash used in operating activities
Depreciation and amortization	119,590	74,588
Other	123,820	(155,393)
Changes in assets and liabilities which (used) provided cash	(257,500)	267,140
Net cash used in operating activities	(89,808)	(246,943)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(17,189)	(20,818)
Acquisitions, net of cash acquired	(911,892)	(113,464)
Proceeds from sale of business, net	4,712	55,271
Proceeds from settlement escrow	—	3,148
Increase in restricted cash and cash equivalents	(172,900)	—
Decrease in restricted cash and cash equivalents	166,768	702,495
Other	17	15,167
Net cash (used in) provided by investing activities	(930,484)	641,799
FINANCING ACTIVITIES:
Borrowings (payments) on indebtedness, net	1,039,287	125,847
Other	(42,426)	(23,445)
Net cash provided by financing activities	996,861	102,402
Effect of foreign exchange rate	(7,861)	12
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(31,292)	497,270
LESS: NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	—	(17,413)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	(31,292)	514,683
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	408,753	526,597
CASH AND CASH EQUIVALENTS, END OF PERIOD	$377,461	$1,041,280
Our Net cash used in operating activities includes the impact of certain payments for legal settlements, primarily related to mesh and the Department of Justice settlement related to the sale, marketing and promotion of Lidoderm. The following schedule presents the unaudited impact of these payments on our Net cash used in operating activities for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015	2014
Net cash used in operating activities, as reported	$(89,808)	$(246,943)
Payments for certain legal settlements	130,975	198,748
Net cash provided by (used in) operating activities, excluding the impact of certain legal settlements	41,167	(48,195)

Safe Harbor Statement
This press release contains forward-looking statements, including but not limited to the statements by Mr. De Silva and other statements regarding product development, market potential, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2014 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.

SOURCE Endo International plc

Investors/Media: Keri P. Mattox, (484) 216-7912; Investors: Jonathan Neely, (484) 216-6645; Media: Heather Zoumas-Lubeski, (484) 216-6829
#####